UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 6, 2006

Security With Advanced Technology, Inc.
(Exact name of Registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

489 N. Denver Avenue, Loveland, CO 80537
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (970) 461-0071

A4S Security, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

                        On October 6, 2006, the Registrant issued a press release entitled: “A4S Security Announces Results of Annual Meeting, Name Change and Intention to Withdraw NYSE ARCA Listing while Retaining NASDAQ Capital Market Listing.” A copy of this press release is furnished as Exhibit 99.1. The Registrant filed an application to de-list its common stock and warrants with the NYSE Arca, Inc. on October 6, 2006 and expects the de-listing to be complete within the next month.

                        In accordance with General Instruction B.2 of Form 8-K, the information in this Item 3.01 of this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 7.01.   Regulation FD Disclosure.

                        On October 6, 2006, the Registrant issued a press release entitled: “A4S Security Announces Results of Annual Meeting, Name Change and Intention to Withdraw NYSE ARCA Listing while Retaining NASDAQ Capital Market Listing.” A copy of this press release is furnished as Exhibit 99.1. The Registrant filed an application to de-list its common stock and warrants with the NYSE Arca, Inc. on October 6, 2006 and expects the de-listing to be complete within the next month.

                        In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibit Number	Description

99.1	Press Release, dated October 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2006	Security With Advanced Technology, Inc. Signature: /s/ Jeffrey G. McGonegal Name: Jeffrey G. McGonegal Title: Chief Financial Officer